                                                                   Exhibit 10.31

STERLING PAYOT COMPANY
________________________________________________________________________________

222 Sutter Street                                         Telephone 415.274.4500
San Francisco, California 94108.4445                      Facsimile 415.274.4545


PRIVATE & CONFIDENTIAL



January 23, 1997


Mr. William D. Swain
Chief Financial Officer
Metricom, Inc.
980 University Avenue
Los Gatos, California 95030

Dear Mr. Swain:

This letter confirms the understanding that Metricom, Inc. (the "Company" or "Metricom") has engaged Sterling Payot Company ("Sterling Payot") to provide advisory services relating to various strategic and financial issues facing the Company, including the establishment of joint ventures, strategic alliances and other similar business arrangements.

TERM OF THE ENGAGEMENT

This engagement shall cover a period of one year commencing January 1, 1997 and ending December 31, 1997 (the "Engagement Period"). The Engagement Period may be modified by mutual consent of Metricom and Sterling Payot.

The Company's obligations under the separate letter agreement referenced below which addresses indemnification, as well as its obligations to pay any expenses incurred through the date of termination, shall survive the engagement's termination.

ADVISORY SERVICES COMPENSATION

As compensation for advisory services rendered by Sterling Payot during the Engagement Period, Metricom will pay to Sterling Payot a non- refundable, cash advisory fee equal to $200,000 payable upon the execution of this letter.

PRIOR LETTER

The existing engagement letter between Metricom and Sterling Payot dated November 4, 1994, will terminate, effective January 1, 1997, upon execution of this engagement letter. Metricom will not be obligated for the remaining payments of $75,000 in the aggregate for the first two quarters of 1997 from the prior engagement letter.





                                      36.

Metricom, Inc.                    January 23, 1997                     Page -2-
-------------------------------------------------------------------------------


ADDITIONAL COMPENSATION

In the event that Metricom requests Sterling Payot to perform work during the Engagement Period which exceeds that presently contemplated by the parties, the parties shall mutually agree on any additional compensation to be paid to Sterling Payot, prior to Sterling Payot undertaking such additional work.

OUT-OF-POCKET EXPENSES

Sterling Payot will be reimbursed by Metricom monthly for all reasonable out-of-pocket expenses (including reasonable fees and expenses of legal counsel).

INDEMNIFICATION

Sterling Payot will be indemnified by Metricom with respect to this engagement by means of a separate letter agreement dated February 19, 1993, a copy of which is attached hereto.

We look forward to working with you in connection with this engagement.

Please sign and date both copies of this letter and return one executed copy to Sterling Payot.


Yours very truly,

STERLING PAYOT COMPANY                 Accepted and agreed:



By: /s/Fabio Aversa                    By: /s/William D. Swain
    ----------------------                -----------------------------
       Fabio R. Aversa                        William D. Swain
       Principal                              Chief Financial Officer





                                      37.